UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2024

HALLIBURTON COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-03492	75-2677995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East,	Houston,	Texas	77032
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (281) 871-2699
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $2.50 per share	HAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.05.    Material Cybersecurity Incident.

As previously disclosed in a Current Report on Form 8-K, on August 21, 2024, Halliburton Company (the “Company”) became aware that an unauthorized third party gained access to certain of its systems.

When it learned of the issue, the Company activated its cybersecurity response plan and launched an investigation internally with the support of external advisors to assess and remediate the unauthorized activity. The Company’s response efforts included proactively taking certain systems offline to help protect them and notifying law enforcement. The Company’s ongoing investigation and response include restoration of its systems and assessment of impacted data.

Likewise, the Company has been and is communicating with its customers and other stakeholders regarding the incident. The Company is following its process-based safety standards for ongoing operations under the Halliburton Management System and is working to identify effects of the incident.

The Company continues to provide its products and services to customers globally.

The incident has caused disruptions and limitation of access to portions of the Company’s business applications supporting aspects of the Company’s operations and corporate functions. The Company believes the unauthorized third party accessed and exfiltrated information from the Company’s systems. The Company is evaluating the nature and scope of the information, and what notifications are required.

The Company has incurred, and may continue to incur, certain expenses related to its response to this incident. As of the date of this Current Report on Form 8-K, the Company believes that the incident has not had, and is not reasonably likely to have, a material impact on the Company’s financial condition or results of operations. The Company remains subject to various risks due to the incident, including the adequacy of processes during the period of disruption, diversion of management’s attention, potential litigation, changes in customer behavior, and regulatory scrutiny.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the Company’s current beliefs, understanding and expectations regarding the incident and its anticipated impact on the Company’s business, financial condition and results of operations. Factors that could cause actual results to differ from those expressed in these forward-looking statements include the ongoing assessment and remediation of the incident; legal, reputational and financial risks resulting from the incident or additional cybersecurity incidents; and the risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q. Unless required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date:	September 3, 2024	By:	/s/ Charles E. Geer, Jr.
Charles E. Geer, Jr.
Senior Vice President and Chief
Accounting Officer